As filed with the Securities and Exchange Commission on June 6, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2379388
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of Principal Executive Offices	(Zip Code)

Superior Energy Services, Inc. 2013 Stock Incentive Plan

Superior Energy Services, Inc. 2013 Employee Stock Purchase Plan

(Full title of the plans)

William B. Masters

Executive Vice President and General Counsel

Superior Energy Services, Inc.

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(713) 654-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kelly C. Simoneaux

Jones Walker LLP

201 St. Charles Avenue, Suite 5100

New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.001 per share)
2013 Stock Incentive Plan	8,000,000 shares	—	—	—
2013 Employee Stock Purchase Plan	3,000,000 shares	—	—	—
Total Shares	11,000,000 shares	$26.75(2)	$294,250,000(2)	$40,136

(1)

Upon a stock split, stock dividend, or similar transaction in the future during the effectiveness of this Registration Statement and involving our Common Stock, the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of our Common Stock on the New York Stock Exchange on June 3, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Superior Energy Services, Inc. 2013 Stock Incentive Plan and in the Superior Energy Services, Inc. 2013 Employee Stock Purchase Plan in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Superior Energy Services, Inc. (the “Company” or the “Registrant”) with the Commission, are incorporated herein by reference:

(a) The Company’s latest Annual Report on Form 10-K for the year ended December 31, 2012, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 28, 2013;

(b) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a); and

(c) The description of the Company’s Common Stock included in its Registration Statement on Form 8-A/A filed with the Commission on May 3, 2001 under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our certificate of incorporation contains provisions eliminating the personal liability of our directors for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). By virtue of these provisions and under current Delaware law, a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, our certificate of incorporation provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

Our certificate of incorporation also requires us to indemnify our directors and officers to the fullest extent permitted by the DGCL against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors and officers.

Under Section 6 of our bylaws, we are required to defend and indemnify each person who is involved in any threatened or actual action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or by reason of the fact that such person was serving in a similar position with respect to another entity at our request to the fullest extent permitted by law. However, the director or officer is not entitled to indemnification if (i) the action was initiated by the director or officer and (ii) the action has not been authorized by our board of directors. The rights conferred by Section 6 of our bylaws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

In addition, we have entered into an indemnity agreement with each of our directors pursuant to which we have agreed under certain circumstances to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that we will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving them by reason of their position as a director that are in excess of the coverage provided by such insurance (provided that the director meets certain standards of conduct). Under the indemnity agreements, we are not required to purchase and maintain directors’ and officers’ liability insurance if our board of directors unanimously determines in good faith that there is insufficient benefit to us from the insurance.

The foregoing is only a general summary of (1) certain aspects of Delaware law, (2) the Company’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and (3) the Company’s indemnity agreement with each director, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 102 and 145 of the DGCL, the certificate of incorporation and bylaws of the Company, and the Company’s form indemnity agreement with each director.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

5.1	Opinion of Jones Walker LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of DeGolyer and MacNaughton.

23.4	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

99.1	Superior Energy Services, Inc. 2013 Stock Incentive Plan.

99.2	Superior Energy Services, Inc. 2013 Employee Stock Purchase Plan.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 6, 2013.

SUPERIOR ENERGY SERVICES, INC.

By:	/S/ DAVID D. DUNLAP
David D. Dunlap President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David D. Dunlap and Robert S. Taylor, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David D. Dunlap David D. Dunlap	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2013

/s/ Robert S. Taylor Robert S. Taylor	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	June 6, 2013

/s/ Terence E. Hall Terence E. Hall	Chairman of the Board and Director	June 6, 2013

/s/ Harold J. Bouillion Harold J. Bouillion	Director	June 6, 2013

/s/ Enoch L. Dawkins Enoch L. Dawkins	Director	June 6, 2013

/s/ James M. Funk James M. Funk	Director	June 6, 2013

/s/ Ernest E. Howard, III Ernest E. Howard, III	Director	June 6, 2013

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Peter D. Kinnear	Director	June 6, 2013

/s/ Michael M. McShane Michael M. McShane	Director	June 6, 2013

/s/ W. Matt Ralls W. Matt Ralls	Director	June 6, 2013

/s/ Justin L. Sullivan Justin L. Sullivan	Director	June 6, 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Jones Walker LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of DeGolyer and MacNaughton.

23.4	Consent of Jones Walker LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages of this Registration Statement).

99.1	Superior Energy Services, Inc. 2013 Stock Incentive Plan.

99.2	Superior Energy Services, Inc. 2013 Employee Stock Purchase Plan.

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